                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the Commission
                                         Only (as Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to [sec]240.14a- 11(c) or [sec3240.14a- 12

                          Deltic Timber Corporation
           ----------------------------------------------------------
                Name of Registrant as Specified In Its Charter)


           ----------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-1 l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                           [LOGO APPEARS HERE] DELTIC

                            DELTIC TIMBER CORPORATION

                            NOTICE OF ANNUAL MEETING

                                -----------------

To the Stockholders of
Deltic Timber Corporation:

         The Annual Meeting of Stockholders of Deltic Timber Corporation ("Deltic" or "the Company") will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Thursday, April 25, 2002 at 10:00 a.m., Central Daylight Time, for the following purposes:

                  Item 1: To elect three Class III directors to hold office for a three-year term;

                  Item 2: To approve the Deltic Timber Corporation 2002 Stock Incentive Plan;

                  Item 3: To express approval or disapproval of the action of the Board of Directors in appointing KPMG LLP as the Company's independent auditors for 2002.

                  To transact such other business as may properly come before the meeting and any adjournment thereof.

         Holders of record of Deltic common stock at the close of business on March 11, 2002 will be entitled to vote with respect to this solicitation. Stockholders are reminded that your shares of Deltic common stock cannot be voted unless you follow the telephonic voting procedures set forth on the enclosed proxy card, or execute and return the enclosed proxy card, or make other arrangements to have your shares represented at the meeting.

                                             By Order of the Board of Directors,



                                             W. Bayless Rowe
                                             Secretary
El Dorado, Arkansas
March 22, 2002

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE EITHER TELEPHONICALLY AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            DELTIC TIMBER CORPORATION

                                  P.O. Box 7200
                         El Dorado, Arkansas 71731-7200
                              --------------------

                                 PROXY STATEMENT

                              --------------------

                                     GENERAL

         This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Deltic Timber Corporation ("Deltic" or "the Company") for the Annual Meeting of Stockholders to be held on April 25, 2002, in El Dorado, Arkansas. Only stockholders of record at the close of business on March 11, 2002 (the "Record Date") are entitled to notice of, and to vote at, the meeting. There were 11,906,404 shares of Deltic common stock outstanding and entitled to vote on March 11, 2002. This amount does not include 907,475 shares of treasury stock. Each share of outstanding Deltic common stock is entitled to one vote on each matter properly brought before the meeting.

         Commencing approximately on March 25, 2002, the Company is mailing its annual report for the year ended December 31, 2001, together with this proxy statement and the enclosed proxy card to holders of Deltic common stock on the Record Date. A copy of the Company's Form 10-K for 2001 as filed with the Securities and Exchange Commission ("SEC") may be obtained by writing the Controller of the Company at the address provided above.

                                VOTING OF PROXIES

         Your vote is important. Shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to vote either telephonically or to sign, date and return the accompanying proxy card.

         When you vote by one of these two methods, stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by following the instructions for telephonic voting on the enclosed proxy card or by marking the appropriate spaces on the proxy card and signing, dating and returning the proxy card. If you so elect when prompted in the telephonic voting process, or if your proxy card is signed and returned without specific voting instructions, your shares of Deltic common stock will be voted as recommended by the Board of Directors: "FOR" the election of the three nominees for director named in the proxy card, "FOR" the approval of the Deltic Timber Corporation 2002 Stock Incentive Plan, and "FOR" the ratification of the selection of KPMG LLP as the Company's independent auditors for 2002. Abstentions marked on the proxy card are voted "against" the proposals but are counted in determination of a quorum.

                                     (1)

         You may change your voting instructions or revoke your proxy at any time before it is voted at the meeting by (a) revoting telephonically (only the latest telephonic vote will be counted), (b) executing a later-dated proxy, (c) voting by ballot at the meeting, or (d) filing a notice of revocation with the inspectors of election in care of the Secretary of the Company at the above address.

                   VOTING SHARES HELD IN EMPLOYEE THRIFT PLAN

         If you are a participant in the Deltic Stock Fund of the Deltic Timber Corporation Thrift Plan, the trustees of such plan will vote the number of shares allocated to your account pursuant to the instructions you provide. Please sign and return the instruction card to your trustee promptly.

                                 VOTES REQUIRED

         The presence, in person or by proxy, of the holders of at least a majority of the shares of Deltic common stock outstanding on the Record Date is necessary to have a quorum for the annual meeting. Abstentions and broker "no-votes" are counted as present for purposes of determining a quorum. A broker "no-vote" occurs when a nominee holding shares of Deltic common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for the passage of the Board of Directors' proposals (Items 1, 2 and 3). Any shares voted with an abstention have the same effect as a vote against the abstained proposal(s). Broker "no-votes" have no effect on the outcome of the vote.

                             SOLICITATION OF PROXIES

         Solicitation of proxies may be made by directors, officers or employees of the Company through the mail, in person and by telecommunications. The cost of soliciting proxies will be borne by the Company. In accordance with the regulations of the SEC and the New York Stock Exchange ("NYSE"), the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of Deltic common stock.

              PROCEDURES FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

         Under the Company's Amended and Restated Bylaws ("Bylaws"), nominations for director may be made only by the Board of Directors (or a committee of the Board), or by a stockholder entitled to vote who has delivered notice to the Company not less than ninety (90) days before the anniversary of the preceding year's annual meeting.

         The Bylaws also provide that except for stockholder proposals submitted in a timely manner for annual stockholders' meetings, no business may be brought before any stockholders' meeting unless specified in the notice of meeting or at the direction of the Board of Directors. The Bylaws

                                     (2)
further set forth procedures and requirements, including notice to the Company, for stockholders to submit business for proper consideration at annual meetings. Any stockholder who is a stockholder of record at the time of his notice, maintains his stock ownership so that he is entitled to vote at the annual stockholders' meeting, and adheres to the Bylaws' procedures and requirements, shall be entitled to present business for consideration at such meeting. In order to present business for consideration at an annual stockholders' meeting, a stockholder must submit a notice which sets forth a description of the nature of the business to be considered, the stockholder's name and address as it appears in the records of the Company, the number of shares beneficially owned and any material interest of the stockholder in the business sought to be included. In order to be timely, the notice must be received by the Company's Secretary at the principal executive office of the Company at least ninety days prior to the anniversary of the preceding annual meeting. These requirements are separate and apart from, and in addition to the SEC's requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company's proxy statement under SEC rules.

         A copy of the full text of the Company's Amended and Restated Bylaws may be obtained upon written request to the Secretary at the address provided above.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholder proposals intended to be presented at Deltic's 2003 Annual Meeting of Stockholders must be received by Deltic's Secretary no later than January 27, 2003. Such proposals must meet the requirements set forth in the Company's Bylaws as well as in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 2003 proxy materials.

                             THE BOARD OF DIRECTORS

         The responsibility and authority for managing the business of the Company rests with its Board of Directors, who are elected by its stockholders. The Board of Directors sets strategic policy, approves business plans and delegates authority to execute its policies and plans to the President and Chief Executive Officer. During 2001, Deltic's Board of Directors held six meetings. Also during the year, the Board's Audit Committee, Executive Compensation Committee and Executive and Nominating Committee held five, two and twelve meetings, respectively. All of the Company's Directors attended at least 75 percent of their Board and Committee meetings.

                                   COMMITTEES

         Deltic's Board of Directors has established three principal committees: the Audit Committee, the Executive Compensation Committee, and the Executive and Nominating Committee. These committees are briefly described as follows:

         The Audit Committee meets regularly with the Company's independent auditors and internal auditor to review the adequacy of the Company's internal controls as well as the scope and reports of audits performed by them. In addition, the committee is the principal agent of the Board of Directors in assuring the adequacy of the Company's financial and accounting reporting control processes. The Audit Committee is also responsible for recommending to the Board of Directors the

                                     (3)
appointment of the Company's independent auditors. The committee consists of five independent directors and met five times during 2001 and is expected to meet as necessary in 2002. Please see pages 23 and 24 for the Audit Committee's report.

         The Executive Compensation Committee reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees as well as the competitiveness of Deltic's total compensation practices. The committee also reviews the performance levels of Deltic's executive officers and determines base salaries and incentive awards for such executive officers and also the compensation of Deltic's nonemployee Chairman. The committee, which consist of five independent, "nonemployee" directors, met twice during 2001 and is expected to meet as necessary in 2002. Please see pages 15 through 18 for the Executive Compensation Committee's report.

         The Executive and Nominating Committee acts as surrogate for the Board by maintaining surveillance over operations and exercising the general powers of the Board when the Board is not in session. The committee does not have the power, among other things to: declare dividends, issue stock, amend the Bylaws, or approve any merger or share exchange. This committee also constitutes the Board's Nominating Committee and in such capacity it proposes and considers suggestions as to candidates for membership on the Board, including a slate of directors for submission to the stockholders at the annual meeting. The committee met twelve times in 2001 and is expected to meet each month in 2002.

                            COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are paid an annual retainer of $16,000, a $1,000 fee for each meeting attended of the Board and a $500 fee for each meeting attended of any committee thereof. Retainer and meeting fees are paid quarterly in arrears. Directors are also reimbursed their travel, meal and lodging expenses for attending meetings. In addition to the regular retainer and meeting fees, the Company's nonemployee Chairman, Mr. Nolan, was paid $70,000 during 2001.

                         ELECTION OF CLASS III DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         The Board of Directors currently consists of three classes of directors, equal in number. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes, comprising one-third of the directors, is elected each year to succeed the directors whose terms are expiring. The directors in Class III were elected at the 1999 annual meeting to serve for a term expiring at the Company's annual meeting in the year 2002 and will stand for reelection at this year's meeting. The directors in Class I were elected at the 2000 annual meeting to serve for a term expiring at the Company's annual meeting in the year 2003. The directors in Class II were elected at the 2001 annual meeting to serve for a term expiring at the Company's annual meeting in the year 2004.

                                     (4)

         The Company was incorporated in Delaware on September 4, 1996 in anticipation of the spin off by Murphy Oil Corporation ("Murphy") of its farm, timber and real estate business, then conducted by Deltic Farm & Timber Co. Inc., an Arkansas corporation ("Deltic Farm & Timber"). Effective December 17, 1996, Deltic Farm & Timber was merged with and into the Company. Also, effective on December 17, 1996, Murphy, acting as Deltic's sole stockholder, elected nine directors, including Chairman Robert C. Nolan, to Deltic's board.

         Deltic's Board of Directors has proposed the following nominees for election as directors at the 2002 annual meeting:

                        NOMINEES FOR CLASS III DIRECTORS

           With Terms Expiring at the Annual Meeting in the Year 2005:

                                O. H. Darling, Jr.
                                Reverend Christoph Keller, III
                                R. Madison Murphy

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS FOR A TERM OF THREE YEARS.

         Information is provided below with respect to each nominee for election and for each director whose term expires in subsequent years. Should one or more of these nominees be unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend unless the Board reduces the number of directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve if elected.

                       NOMINEES FOR ELECTION AS DIRECTORS

                       CLASS III -- TERMS EXPIRE IN 2005

         O.H. Darling, Jr., 73, has been a Director since December 17, 1996. Mr. Darling was Forestry Division Manager, Crossett Division, Georgia Pacific Corporation from 1978 until his retirement in 1994. Mr. Darling was appointed to a nine-year term on the Board of Commissioners of the Arkansas Forestry Commission in 1995, and has been elected to serve in 2002 as Chairman of the Commission's Board of Commissioners. Mr. Darling serves as a member of the Board's Audit Committee.

         Reverend Christoph Keller, III, 47, has been a Director since December 17, 1996. Rev. Keller has been an Episcopal priest since 1982, and is currently pursuing advanced study in theology. Rev. Keller is also a member of the Board of Directors of Inglewood Land and Development Company of Alexandria, Louisiana and one of the managing members of Keller Enterprises, L.L.C.

                                     (5)

Reverend Keller serves as a member of the Board's Audit Committee and Executive Compensation Committee.

         R. Madison Murphy, 44, has been a Director since December 17, 1996. Since October 1994, Mr. Murphy has been Chairman of the Board of Murphy. Prior to such time, Mr. Murphy served as Executive Vice President and Chief Financial and Administrative Officer of Murphy. Mr. Murphy is also a director of BancorpSouth, Inc. Mr. Murphy serves as Chairman of the Board's Executive Compensation Committee and as a member of its Executive and Nominating Committee.

                     DIRECTORS WHOSE TERM OF OFFICE CONTINUE

                        CLASS I -- TERMS EXPIRING IN 2003

         Robert C. Nolan, 60, has been the Company's nonemployee Chairman of the Board since December 17, 1996. For the past 30 years, Mr. Nolan has been managing member of Munoco Company, L. C., an Arkansas limited liability company, engaged in, among other activities, the exploration for and production of oil and gas. In addition, Mr. Nolan has over 29 years experience in timberland management. Mr. Nolan is a director of BancorpSouth, Inc. Mr. Nolan is Chairman of the Board's Executive and Nominating Committee, and by virtue of his office serves as an "ex officio" member of all other committees of the Board, except the Audit Committee.

         Ron L. Pearce, 60, has been President and Chief Executive Officer and a Director of the Company since December 17, 1996. From June 1993, Mr. Pearce was President of Deltic Farm & Timber, which was merged with and into the Company on December 17, 1996. Mr. Pearce is a member of the Board's Executive and Nominating Committee.

         Alex R. Lieblong, 51, has been a Director since December 17, 1996. In June 1997 Mr. Lieblong formed his own full service securities firm, Lieblong & Associates, Inc., where he is President and owner. Prior to formation of Lieblong & Associates, Inc., Mr. Lieblong was Branch Manager, Corporate Vice President of PaineWebber, Inc. Mr. Lieblong serves as a member of the Board's Executive and Nominating Committee and Executive Compensation Committee.

                       CLASS II -- TERMS EXPIRING IN 2004

         John C. Shealy, 73, has been a Director since December 17, 1996. Mr. Shealy was Vice President and General Manager, Southern Region of Willamette Industries, Inc. from 1981 until his retirement in 1994. Mr. Shealy serves as Chairman of the Board's Audit Committee and as a member of the Board's Executive and Nominating Committee.

         R. Hunter Pierson, Jr., 50, has been a Director since December 16, 1999 when he was elected to fill the vacancy on the Board created by the death of Eric M. Heiner. Following 10 years as a commercial lending officer at a large bank, Mr. Pierson has been engaged since 1981 in private investments, including timberlands, commercial real estate development and securities. Mr. Pierson serves as a member of the Board's Audit Committee and Executive Compensation Committee.

                                     (6)

         J. Thurston Roach, 60, has been a Director since December 18, 2000 when he was elected to fill a vacancy on the Board created by the resignation of William L. Rosoff. Mr. Roach is currently a retired executive and private investor. Previously, he served as President, Chief Executive Officer and a Director of HaloSource Corporation, a chemtech company based in Seattle, Washington. Prior to his service at HaloSource, he served as Chief Financial Officer and Senior Vice President of Owens Corning and as President of its North American Building Materials Systems Business. Mr. Roach also has previously served as Vice Chairman of Simpson Investment Company and President of Simpson Timber Company. Mr. Roach has been a director of the Liberty Corporation since 1994. Mr. Roach serves as a member of the Board's Audit Committee and Executive Compensation Committee.

                             CERTAIN STOCK OWNERSHIP

         The following table sets forth information, by the categories listed, concerning beneficial ownership of common stock of the Company at March 11, 2002 with respect to each director (including those nominated for reelection), each of the named executives listed in the "Summary Compensation Table" on pages 18 and 19 of this Proxy Statement and directors and officers as a group. Beneficial stock ownership for each person or entity who has filed reports with the Company pursuant to applicable SEC rules disclosing ownership of as much as 5 percent of the Company's common stock is set forth in the related text following the table.

                                                  Type of Ownership
                               ------------------------------------------------------
                                                                         Voting and
                                                                         investment
                               Personal,                                 power only,  Subject to
                                with full                  Spouse         and not       options               Percent of
                               voting and  Personal, as   and other     included in   exercisable            outstanding
                               investing    beneficiary   household         other       within               (if greater
         Name                     power     of trust(s)   members/(1)/  columns/(2)/  60 days      Total        than.9%)
         ----                  ----------  -------------  ------------  ------------  ---------  ---------  ------------
O. H. Darling, Jr.                1,000           ---          ---           ---         ---        1,000            ---
Rev. Christoph Keller, III.....  43,892        65,080        3,027       197,003/(3)/    ---      309,002           2.6%
Alex R. Lieblong ..............  43,000           ---          ---           ---         ---       43,000            ---
R. Madison Murphy .............  27,526       149,448       23,291       664,184/(4)/    ---      864,449           7.3%
Robert C. Nolan ............... 108,214        45,370/(5)/   1,500       208,337         ---      363,421           3.1%
Ron L. Pearce .................  28,931/(6)/      475          ---           ---      73,059      102,465            ---
R. Hunter Pierson, Jr..........  29,752           ---      107,453           ---         ---      137,205           1.2%
J. Thurston Roach .............   2,000           ---          ---           ---         ---        2,000            ---
John C. Shealy ................   3,000           ---          ---           ---         ---        3,000            ---
Clefton D. Vaughan ............  10,143/(6)/    8,886          ---           ---      55,421       72,700            ---
W. Bayless Rowe ...............   7,387/(6)/    2,413          300           ---      44,000       54,100            ---
David V. Meghreblian...........   2,000/(6)/    3,404          ---           ---      17,500       22,904            ---
Jack R. McCray ................   2,500/(6)/      ---          ---           ---      18,500       21,000            ---

All directors together with
five named executives and
another officer
as a group                      311,213/(7)/  276,744      135,571     1,069,524     215,980    2,009,032          16.9%

----------------------------------

                                     (7)

         /1/ Includes shares directly owned and shares owned as beneficiary of trust(s).

         /2/ Includes shares held as a trustee for others and shares owned by a corporation or other organization of which the named person is an officer or director as well as sole or shared investment power. Shares reported by BancorpSouth, Inc., as described in numbered paragraph (2) below are not included in Messrs. Nolan's or Murphy's totals.

         /3/ One of the trusts for which Reverend Keller shares investment power owns an additional 38,375 shares of stock which were omitted from this column since such shares were included in the column disclosing "Personal, as beneficiary of trust(s)".

         /4/ Included in this total are 176,045 shares for which Mr. Murphy serves as Trustee for trusts whose beneficiaries are his siblings and their children and 57,211 shares held by a charitable foundation which Mr. Murphy heads. Beneficial ownership of such shares is expressly disclaimed. Also, included in this total are 430,928 shares held by a partnership whose general partner is a limited liability company for which Mr. Murphy is one of its members. Charles H. Murphy, Jr., whose holdings are described in numbered paragraph (1) below, is also a member of the limited liability company, and accordingly, to this extent listing of the shares is duplicated.

         /5/ Mr. Nolan is a potential beneficiary by virtue of membership in a class of beneficiaries, with the Trustee having sole authority to select class members to receive distribution of trust assets.

         /6/ Included are shares of "restricted stock" awarded on February 16, 2000 pursuant to the Company's 1996 Stock Incentive Plan. Such shares are subject to vesting requirements, but the recipients are entitled to vote such shares upon their issuance. The amount of restrictive stock for each individual is: Pearce 6,000 shares; Vaughan 3,800 shares; Rowe 3,800 shares; Meghreblian 1,500 shares; and McCray 1,500 shares.

         /7/ This total includes 17,600 shares of restricted stock.

         Persons or entities who have filed reports with the Company through March 15, 2002 pursuant to applicable SEC rules disclosing ownership of as much as 5 percent of the Company's common stock are as follows:

         (1) On November 11, 1998, C.H. Murphy, Jr., Suite 400, Union Bldg., El Dorado, Arkansas, filed a Schedule 13(G) report which disclosed that as of such date Mr. Murphy has sole voting and dispositive power as to 141,505 shares of the Company's common stock; and Mr. Murphy has shared voting and dispositive power as to 899,708 shares of the Company's common stock. Combined, these categories of shares represent 8.74 percent of the outstanding common stock of the Company as of March 11, 2002. Mr. Murphy is the father of Director R. Madison Murphy and the uncle of: Director Robert C. Nolan, Director Christoph Keller, III, and Director R. Hunter Pierson's spouse.

         (2) On March 15 2002, BancorpSouth, Inc. (successor by merger to First United Bancshares, Inc.) One Mississippi Plaza, Tupelo, Mississippi, filed Amendment No. 1 to its Schedule 13(G) report which disclosed that as of December 31, 2001 it had sole or shared voting and dispositive power as to 664,575 shares of the Company's common stock. These holdings represent 5.58 percent of the outstanding common stock of the Company as of March 11, 2002.

                                     (8)

         (3) On February 14, 2002, Southeastern Asset Management, Inc., 6410 Poplar Avenue, Memphis, Tennessee, filed Amendment No. 5 to its Schedule 13(G) report. Such report disclosed that as of December 31, 2001 Southeastern Asset Management, Inc. holds investment power as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, as to 1,646,300 shares of the Company's stock. These holdings represent 13.82 percent of the common stock of the Company as of March 11, 2002.

         (4) On February 19, 2002, Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers), 800 Scudders Mill Road, Plainsboro, New Jersey, ("Merrill Lynch") filed Amendment No. 1 to its Schedule 13(G) report. Such report disclosed that as of December 31, 2001 Merrill Lynch holds shared voting and dispositive power as to 590,043 shares of the Company's stock. These holdings represent 4.96 percent of the common stock of the Company as of March 11, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Messrs. Keller, Murphy and Nolan are first cousins and Mr. Pierson is the spouse of a first cousin of Messrs. Keller, Murphy and Nolan. These four nominees, their spouses, and members of their immediate families directly or indirectly own in the aggregate approximately 27 percent of the outstanding stock of the Company and may be considered the controlling persons of the Company. See also "Certain Stock Ownership" on pages 7 through 9 of this Proxy Statement.

         The Company owns undivided interests in numerous tracts of timberland that it operates and manages on behalf of itself and co-owners. In addition, the Company manages under contract timberland in which it does not own an interest for third parties. Messrs. Nolan, Murphy, Keller and Pierson and members of their respective families (the "families") own certain undivided interests in timberland managed by the Company. In addition, the families are parties to management contracts with the Company for timberland which is owned by them or entities of which they are officers, directors, stockholders, trustees and/or partners. The Company's standard terms and conditions are utilized in all arrangements with the families, as well as with other third parties. These terms and conditions include an annual per acre fee, cost plus 15 percent for special silvicultural projects and a 5 percent commission from the proceeds of timber sales. The families own approximately 96 percent of the outstanding shares of Loutre Land and Timber Company, an Arkansas corporation. Loutre Land and Timber Company owns in fee or has an undivided interest in approximately 32,000 acres of timberland, a portion of which is managed by the Company. In 2001, Loutre Land and Timber Company paid to Deltic $104,633 for management fees, special silvicultural services and timber sales commissions.

         Last year's Proxy Statement contained extensive disclosures related to the Company's project to exit its agricultural business and to utilize tax deferred exchanges to convert its agricultural land into southern pine timberland. During the first quarter of 2001 this project was completed. Munoco Company, L.C., an Arkansas limited liability company for whom Mr. Nolan is managing member, held an 8.125 percent undivided interest in one of the farming ventures (which was operated by and owned 64.79167 percent by the Company). As a result of the exit from this business, Munoco Company, L.C. received disbursements in 2001 of funds and replacement timberland in the amounts of $427,289 and $3,482,170, respectively. As also mentioned in last year's Proxy Statement, over its many years of farm operations the Company had accumulated various items of farm equipment. As a result of the exit from this business, the Company sold in

                                     (9)

2001 its used farm equipment, including some to an affiliate of the Charles H. Murphy Family Investments Limited Partnership (whose general partner is a limited liability company, with members including Charles H. Murphy, Jr., a founder of the Company and significant stockholder, and R. Madison Murphy, one of the Company's directors). The Company's total gross proceeds before commissions and other sale expenses equaled $1,878,193. Of such amount, the affiliate of the Charles H. Murphy Family Investments Limited Partnership purchased used farm equipment in the amount of $369,590. The Company's basis in this equipment was approximately $328,565. Prices for the various items of equipment were established by the prices received for comparable equipment at a farm equipment auction, or if there were no auction comparables, from an appraisal by the auction company.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Under the securities laws and regulations promulgated thereunder, the Company's directors and executive officers are required to report their beneficial ownership (as defined in such laws and regulations) of the Company's common stock and any changes in that ownership to the SEC and NYSE. Specific due dates for the reports have been established and the Company is required to report in this Proxy Statement any failure to file by said due dates. Based solely upon a review of Form 4s during fiscal year 2001, Form 5s with respect to such year and information provided in an annual Directors and Officers Questionnaire, each of the Company's directors and executive officers satisfied their filing requirements for fiscal 2001.

                    APPROVAL OF THE 2002 STOCK INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

         On August 15, 2001, the Company's Executive Compensation Committee approved and the Board of Directors subsequently, on December 13, 2001, adopted, subject to and effective upon shareholder approval, the Deltic Timber Corporation 2002 Stock Incentive Plan (the "2002 SIP"). The 2002 SIP is intended to continue the general purpose of the Company's 1996 SIP, and no further grants will be made under the 1996 SIP following stockholder approval of the 2002 SIP. Specifically, the purpose of the 2002 SIP is to enable the Company and its subsidiaries to continue to attract, retain and motivate officers, employees and directors by providing incentives directly linked to the profitability of the Company's business and increases in stockholder value. Unlike the 1996 SIP, the proposed new plan permits awards of stock based compensation to the Company's nonemployee directors.

         The affirmative vote of a majority of the shares of the Company's common stock voted in person or by proxy, on this proposal at the Annual Meeting is required for approval of the 2002 SIP.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                  THE APPROVAL OF THE DELTIC TIMBER CORPORATION
                            2002 STOCK INCENTIVE PLAN

         DESCRIPTION OF THE 2002 SIP

         The following description of the 2002 SIP is qualified in its entirety by reference to the full text of such plan, a copy of which is attached hereto as Appendix A.

                                    (10)

         Effectiveness, Duration and Modification. The 2002 SIP will be effective only upon its approval by stockholders. If approved at the Annual Meeting, the 2002 SIP will remain in effect for ten years to April 25, 2012, unless sooner terminated by the Board of Directors. The Board of Directors of the Company may at any time amend, alter or discontinue the 2002 SIP; provided that no amendment, alteration or discontinuation of the plan shall be made which would (i) impair the rights of an award recipient without such recipient's consent (except such an amendment made to cause the plan to comply with applicable law, stock exchange rules or accounting rules), or (ii) without the approval of the stockholders of the Company, amend, alter or discontinue the provisions described below prohibiting repricings of stock options, or other provisions of the plan which would require stockholder approval under applicable law, stock exchange rule or accounting rules.

         The Executive Compensation Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any award granted under the plan, provided such action does not impair the rights of an award recipient without such recipient's consent (except for an amendment made to cause the award to comply with applicable law, stock exchange rules or accounting rules). Notwithstanding any other provision of the 2002 SIP, except for adjustments described under "Certain Corporate Events," below, or as approved by the stockholders of the Company, neither the Executive Compensation Committee nor the Board of Directors shall reduce the per share exercise price of, or cancel and regrant, any stock option.

         Stock Subject to Plan; Annual Award Limit. The 2002 SIP authorizes the grant of awards to eligible participants with respect to up to 1,800,000 shares of the Company's common stock; provided that no more than 180,000 of those shares may be awarded pursuant to grants of restricted stock during the term of the plan. No participant under the 2002 SIP may be granted any options or stock appreciation rights covering in excess of 50,000 shares in any fiscal year of the Company. Under the 2002 SIP, if any stock option (and related stock appreciation right, if any) terminates without being exercised, or if any stock appreciation right is exercised for cash, or if any shares of restricted stock are forfeited for which the participant did not receive any benefits of ownership (as such phrase is construed by the SEC or its staff), the shares subject to such awards shall again be available for distribution in connection with awards under such plan. Shares subject to awards under the SIP may be authorized and unissued shares or may be treasury shares.

         Eligibility. Any individual who is employed by the Company or any affiliate, any individual who provides services to the Company, including nonemployee directors and independent contractors, and holders of options and other types of awards granted by a company acquired by the Company or which is combined with the Company shall be eligible to be selected to receive awards or "substitute awards", as applicable, under the 2002 SIP.

         Administration. The 2002 SIP will be administered by the Executive Compensation Committee of the Board of Directors, or, if at any time no such committee shall be in office, by the Board of Directors.

         Types of Awards. Awards made under the 2002 SIP may include nonqualified stock options (NQOs), incentive stock options (ISOs), stock appreciation rights (SARs) granted in conjunction with stock options, performance units, restricted stock units, restricted stock and other stock based awards. Awards under the 2002 SIP are subject to such terms and conditions as may be determined

                                    (11)
by the Executive Compensation Committee and specified in the applicable award agreement; provided that an option or related SAR granted under the 2002 SIP must have an exercise price of not less than fair market value at, and may not be exercisable more than 10 years after, the date of the grant. An award agreement may provide for acceleration or immediate vesting in the event of a change of control of the Company.

         Awards under the 2002 SIP may in the discretion of the Executive Compensation Committee be structured as a Qualified Performance-Based Award, in order to qualify such award as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See Summary of Federal Income Tax Consequences below.

         Each Qualified Performance-Based Award will be conditioned upon the attainment of preestablished performance goals measured over a performance period designated by the Executive Compensation Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant's right to payment in respect of a Qualified Performance-Based Award under the 2002 SIP. The performance goals applicable to a performance period must be established in writing by the Executive Compensation Committee no later than the earlier of (i) 90 days after the start of the performance period, or
(ii) the date upon which 25 percent of the performance period has elapsed. The performance goals are determined by reference to one or more of the following performance measures, as selected by the Executive Compensation Committee and as applicable to the Company or any of its subsidiaries, or any of their respective divisions or business units: return on net assets; revenue growth; return on common equity; total stockholder return; earnings per share; net revenue per employee; or, market share; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company, and if so determined by the Executive Compensation Committee, adjusted to the extent permitted under Section 162(m) to omit the effects of extraordinary items of gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period and from participant to participant. The Executive Compensation Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable in respect of Qualified Performance-Based Awards under the 2002 SIP.

         Certain Corporate Events. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution or certain other similar events, the Executive Compensation Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the 2002 SIP and the maximum limitation upon awards to be granted to any participant in any fiscal year, in the number, kind and exercise price of shares subject to outstanding stock options and SARs, in the number and kind of shares subject to other outstanding awards and/or such other substitutions or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion. In addition, unless specifically provided to the contrary in any award agreement, upon a "Change of Control" as such term is defined in the 2002 SIP, all awards become fully vested and exercisable, and any applicable restrictions shall lapse.

                                    (12)

         Non-Transferability. No award under the 2002 SIP is transferable other than by will or the laws of descent and distribution or, in the case of NQOs and related SARs as otherwise permitted by the Executive Compensation Committee including, if so permitted, pursuant to transfers to the participant's immediate family, whether directly or indirectly by means of a trust, partnership or otherwise.

         Future and Pro Forma Benefits. The Company's Executive Compensation Committee generally meets in the early part of each year to consider salary adjustments, annual cash bonuses for the past year, establishment of targets for performance based cash bonuses for the new year, and stock based incentive awards. At its regular meeting held February 20, 2002, and in anticipation of the stockholders' vote on the 2002 SIP, the Executive Compensation Committee made contingent awards of NQOs, which are expressly subject to stockholder approval of the 2002 SIP. A total of 162,250 option shares were awarded to 35 individuals, including the initial grant of 5,000 option shares to each of the Company's nonemployee Directors. The Executive Compensation Committee indicated that it was its present intention to make annual grants of NQOs to each nonemployee Directors in a range of 1,000 to 5,000 shares. All options granted were at an option price of $29.295 per share which was the average of the high and low prices on the New York Stock Exchange on such date. Each option granted has a term of ten years, with employee options vesting as to one-half of the shares one year from their grant and vesting as to the remaining one-half three years from their grant. Nonemployee Director options, in recognition of the awards being the initial grant to nonemployee Directors vest in full upon approval of the 2002 SIP by the Company's stockholders.

         Summary of Federal Income Tax Consequences. The following is a brief description of the federal income tax treatment that will generally apply to awards under the 2002 SIP based on current federal income tax rules.

         The grant of an NQO will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company or one of its subsidiaries will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

         The grant of an ISO will not result in taxable income to the grantee. The exercise of an ISO will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or one of its subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code). The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the grantee's alternative minimum taxable income for the tax year in which the ISO is exercised. If the grantee does not sell or otherwise dispose of the shares within two years from the date of the grant of the ISO or within one year after the transfer of such shares to the optionee, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and the Company or the relevant subsidiary will not be entitled to a corresponding deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of
(i) the excess of the fair

                                    (13)
market value of the shares on the date of exercise over the exercise price, or
(ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company or the relevant subsidiary will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company or the relevant subsidiary will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

         The grant of an SAR will not result in taxable income to the grantee. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the grantee as ordinary income and the Company or the relevant subsidiary will be entitled to a corresponding deduction. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

         A grantee who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company or the relevant subsidiary will not be entitled to a corresponding deduction, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of shares subject to an award, the grantee will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company or the relevant subsidiary will be entitled to a corresponding deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company or the relevant subsidiary will be entitled to a corresponding deduction. A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date and the Company or the relevant subsidiary will be entitled to a corresponding deduction.

         Section 162(m) of the Code disallows the deduction for federal income tax purposes of certain annual compensation paid to certain executive officers in excess of $1,000,000 per executive. Compensation that qualified as performance-based compensation is not subject to such limit. As noted above under Types of Awards, the 2002 Stock Incentive Plan has been designed to allow for awards that will satisfy the requirements applicable to performance-based compensation under Section 162(m).

         The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2002 SIP. A grantee may also be subject to state and local taxes in connection with the grant or exercise of awards under the 2002 SIP. The Company suggests that grantees consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

                                    (14)

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

         The Executive Compensation Committee ("the Committee") reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees as well as the competitiveness of Deltic's total compensation practices. In addition, the Committee specifically reviews the performance levels of Deltic's officers and determines base salaries and incentive awards for such executive officers, and also the compensation of Deltic's nonemployee Chairman. During 2001 the Committee was comprised of five independent, nonemployee directors elected by the Board of Directors. In 2001, the Committee met twice on February 15, 2001, and August 15, 2001. This report is provided by the Committee to assist stockholders in understanding the philosophy and objectives of the Committee and its actions during 2001.

         A major objective of the Committee is to design compensation programs to attract and retain individuals of outstanding ability for the Company, and to provide incentives for such individuals to strive to enhance stockholder value. Philosophically, the Committee believes its objectives can be met when the compensation of the Company's executives is closely linked to the Company's business performance and attainment of strategic objectives as established by the Board. The Committee's compensation programs seek to: encourage stock ownership by executives in order to directly align their interests with those of all stockholders; maintain an appropriate balance between base salary and annual and long-term incentive opportunities; and recognize and reward exceptional individual contributions to the Company's success.

         The three main elements of Deltic's compensation program are base salary, annual bonus and long-term incentives. Base salary and bonus are keyed to recognition of individual performance and achievement of business objectives each year. The value of long-term incentives are directly linked to the performance of Deltic's common stock and, therefore, to total stockholder return. In evaluating the compensation programs, the Committee solicits the services of independent compensation consultants and information on industry pay practices gathered by Deltic's human resource department.

         Generally for base salaries, Deltic maintains an administrative framework of job levels into which positions are assigned based on internal comparability and external market data. Base salaries are reviewed annually and adjusted as appropriate to reward performance and maintain a competitive position. Annual bonuses are awarded if the Company meets or exceeds certain performance measures which are established each year by the Committee and/or an individual's contributions are recognized as exceptional by the Committee. Participation in the annual bonus program is based on job level and is intended to reward individuals who are capable of having a significant impact on the Company's performance. Communication of the applicable performance measure is promptly made to each participant after it has been determined by the Committee.

         The Company's 1996 Stock Incentive Plan ("1996 SIP") vests with the Committee the authority to award incentive and nonqualified stock options, stock appreciation rights and restricted stock. Such awards are intended under the 1996 SIP to foster and promote the long-term financial

                                    (15)
success of the Company and materially increase stockholder value by motivating superior performance and encouraging and providing for the acquisition of an ownership interest in the Company by those employees upon whose judgement, interest, and special effort the successful conduct of its operations is largely dependent. The 1996 SIP establishes an aggregate and annual number of shares which may be issued, sets a limit on the percentage of restricted stock which may be issued in total and to any individual, and provides for other terms and conditions applicable to the different types of awards.

                             2001 Committee Actions

         At its February meeting, the Committee acted in regard to each of the Company's three main elements of compensation. First, the Committee determined that one of two of the objective aspects of the 2000 performance measure, which had been established under the Company's Annual Incentive Compensation Plan, had been met. The two objective aspects were earnings before net interest and taxes compared to the Company's budget, and the return on capital employed (ROCE) by the Company during the year. The measure for ROCE was slightly exceeded, while earnings from the Company's continuing operations before net interest and taxes compared to budget was short of the target. During 2000 the Company determined to embark on a major strategic initiative; to exit its farming business and to acquire southern pine timberland in a tax efficient manner from the proceeds of sales of real property utilized in the farming operation. Following such determination, the farming business was accounted for as "discontinued operations". The Committee determined to exclude income from discontinued operations in the comparison of earnings to budget, but that inclusion of the financial impact of discontinued operations was appropriate in considering ROCE. The remaining portion of the measure established by the Committee was its assessment of individual performance during the year. The Committee noted that significant progress had been made on several important strategic areas during the year, including contracting to sell all sixty-five tracts of farm land in which the Company held an interest (approximately 50,000 acres, 38,000 net to the Company), securing an excellent array of replacement pine timberland within the Company's geographic operating area for the farm properties, increasing the Company's harvest of pine sawtimber while at the same time adding to its standing inventory of pine sawtimber, and completion of a common stock repurchase program. The Committee also noted a 24 percent increase for the year in net income, inclusive of discontinued operations. The Committee accordingly determined to award cash bonus awards to participants under the plan in amounts ranging from 60 percent of the target award to 95 percent of the target award. Most of the awards made were in a range of 60 to 75 percent of target level, except where applicable business segment performance merited consideration of an increase or decrease. Even though the actual determination and the resulting payments were made in early 2001, the Committee recognized that the rewards were based on 2000 performance and instructed the Company's Secretary to include such amounts as may be applicable in the "Summary Compensation Table" of the Company's Proxy Statement for last year's Annual Stockholders' Meeting. The Committee next considered an appropriate performance measure to be applicable for 2001 under the Annual Incentive Compensation Plan. After discussion, the Committee decided that the measure for earning a bonus under the Annual Incentive Compensation Plan for 2001 would be based 75 percent on ROCE and 25 percent on individual performance and contributions. Such measure was made applicable for all plan participants.

                                    (16)

         At the February meeting, the Committee also addressed the following matters. Awards of stock options under the 1996 SIP were considered and made. Each stock option under this category was priced at the fair market value on the date of grant ($23.875 per share) and will become exercisable as to one-half of its shares one year from the date of grant and exercisable as to the remaining one-half, three years after the date of grant. Subject to various conditions, each option has a term of ten years from the date of grant and will expire after such time. Each of the stock options awarded in 2001 was designated as nonqualified stock options. A representative of a reputable compensation consulting firm prepared materials which were discussed by the Committee on directions and trends of stock incentive awards among publicly owned companies in the forest products industry and from the consultant's much larger data base of other companies. The Committee considered such information useful to its objective of attracting and retaining individuals of outstanding ability for the Company, but also recognized that the Company has unique characteristics including its size and the location, extent and nature of its operations. Based on these factors, as well as the terms of and objectives of the 1996 SIP, the Committee awarded stock options with terms as described.

         The Committee noted an award of restrictive stock was made in 2000 and that it has been the Committee's practice to consider restrictive stock awards on a biannual basis. No restrictive stock was awarded in 2001. As was the case in the Committee's meeting the prior year, the Committee again discussed the concept of stock ownership guidelines for participants in the 1996 SIP and after reviewing beneficial ownership among certain plan participants, determined mandatory minimum stock ownership levels are not needed at the present time.

         The Committee also addressed 2001 base salary compensation for the Company's executive officers. As to Ron L. Pearce, the Company's President and Chief Executive Officer, the Committee increased Mr. Pearce's base salary 4.0 percent from $260,000 to $270,400. The Committee based its action after reviewing the Company's financial and operating performance in 2000, the merit adjustment budget applicable to employees which are not officers of the Company, the respective performance of each of the Company's business segments, and progress toward achievement of strategic objectives established by the Company's Board of Directors. The Committee believed that Mr. Pearce's duties as the chief executive of a publicly owned company had been performed well in a tough operating environment during 2000.

         Also at its February meeting, the Committee discussed a growing trend that some portion of director compensation be stock based. Counsel noted the Company's 1996 SIP had been based on a 1994 version applicable to its former parent company, and that the plan did not permit awards of stock based compensation to nonemployees, including nonemployee directors. The Committee asked counsel to review the Company's 1996 SIP and make recommendations to it of changes necessary to update the plan to conform with current practices of publicly owned companies, including possible replacement of the plan. At a meeting held August 15, 2001, counsel discussed with the Committee potential changes to the plan, and his recommendation that the Company consider adopting a new plan and submitting the same to a vote of the stockholders at their next meeting. After review of the terms of the proposed new plan, the Committee acted to recommend its adoption by the Company's Board of Directors such adoption being contingent on approval by the

                                    (17)

Company's stockholders. A description of the new plan is contained in this Proxy Statement, under Item 2 on pages 10 through 14.

                              Respectfully submitted,
                         Executive Compensation Committee

R. Madison Murphy, Chairman    Alex R. Lieblong   Reverend Christoph Keller, III
                       R. Hunter Pierson                  J. Thurston Roach

                         COMPENSATION COMMITTEE INTERLOCKS
                             AND INSIDER PARTICIPATION

         There were no committee interlocks. Messrs. Murphy, Pierson, Keller and Nolan are related by blood and/or marriage as described in the "Certain Relationships and Related Transactions" section supra. Such section also describes applicable related transactions.

                            EXECUTIVE COMPENSATION

         The following table sets forth information with respect to compensation for the Company's President and Chief Executive Officer and the four other most highly compensated executives of the Company at the end of 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                             Compensation Awards
                                                                            ---------------------           All
                                                                          Restricted       Securities      Other
                                                                             Stock         Underlying     Compen-
                                             Salary           Bonus         Awards          Options       sation
Name and Principal Position      Year        ($)/(1)/        ($)/(2)/       ($)/(3)/          (#)         ($)/(4)/
---------------------------     ------      ---------       ---------     ----------       ----------     --------

Ron L. Pearce                    2001        270,400          50,000             ---         25,000        14,142
President and Chief              2000        260,000          95,600         132,375         16,500        10,597
Executive Officer                1999        240,000         180,000             ---         17,500         9,624

Clefton D. Vaughan               2001        201,800          40,000             ---         17,000        10,992
Vice President, Finance          2000        194,000          57,000          83,838         10,000        10,546
and Administration and           1999        180,000          94,500             ---         11,000         9,624
Treasurer

W. Bayless Rowe                  2001        189,300          38,000             ---         15,000        10,368
Vice President, General          2000        182,000          55,300          83,838          9,000         9,946
Counsel and Secretary            1999        170,000          89,250             ---         10,000         8,695

David V. Meghreblian             2001        146,000          25,000             ---         12,000         8,124
Vice President, Operations       2000        128,000          31,600          33,094          4,000         7,158
                                 1999        105,500          31,650             ---          4,000         5,895

Jack R. McCray                   2001        140,880          25,000             ---          7,000         7,652
General Manager, Real            2000        129,080          19,000          33,094          4,000         7,208
Estate & Vice President,         1999        124,400          33,900             ---          4,500         6,643
Chenal Properties, Inc.

                                    (18)

         /1/ Includes amounts of cash compensation earned and received by executives as well as amounts earned but deferred at their election.

         /2/ Bonuses were awarded and paid by Deltic after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, Deltic reports bonuses as a component of compensation for the prior year.

         /3/ The value of restricted stock awards is determined by multiplying the number of shares times the fair market value on date of grant ($22.0625 per share). Dividends on common stock will also be paid on restrictive stock. Being the only restricted stock awards outstanding as of this date, each individual's aggregate holdings is the sum of the amounts listed.

         /4/ The total amounts shown in this column for 2001 consist of the following: Mr. Pearce: $13,242-- Company contributions to defined contribution and excess thrift plan; $900--Benefit attributable to company paid term life insurance policy. Mr. Vaughan: $10,092-- Company contributions to defined contribution and excess thrift plan; $900--Benefit attributable to company paid term life insurance policy. Mr. Rowe: $9,468--Company contributions to defined contribution and excess thrift plan; $900--Benefit attributable to company paid term life insurance policy. Mr. Meghreblian: $7,251--Company contribution to defined contribution plan and excess thrift plan; $873--Benefit attributable to company paid term life insurance policy. Mr.
McCray: $6,806--Company contribution to defined contribution and excess thrift plan; $846--Benefit attributable to company paid term life insurance policy.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes options granted during fiscal 2001 to the named executives listed in the Summary Compensation Table, and the potential value of the shares subject to such options if the options were exercised at their expiration date.

                                                                                    Potential realizable
                                                                                        value at assumed
                                                                                   annual rates of stock
                                                                                  price appreciation for
                              Individual Grants /(1)/                                  option term
---------------------------------------------------------------------------------------------------------
                           Number of          Percent of
                           Securities       Total Options
                           Underlying         Granted In      Exercise   Expiration
     Name                Options Granted      Fiscal Year     Price ($)    Date       5%($)     10%($)
---------------------------------------------------------------------------------------------------------

Ron L. Pearce                 25,000          22.2%           23.875     02/15/11    375,371    951,265

Clefton D. Vaughan            17,000          15.1%           23.875     02/15/11    255,253    646,860

W. Bayless Rowe               15,000          13.3%           23.875     02/15/11    225,223    570,759

David V. Meghreblian          12,000          10.6%           23.875     02/15/11    180,178    456,607

Jack R. McCray                 7,000           6.2%           23.875     02/15/11    105,104    266,354

All Stockholders (2)                                              464,163,031(5%)      739,102,053(10%)

                                    (19)

         /1/ These options were granted by the Board of Directors' Executive Compensation Committee on February 15, 2001. The option price of $23.875 was derived from the average of the high and low stock price on the date of grant. One half of the option shares becomes exercisable one year from the date of their grant, and the other one half becomes exercisable three years from the date of their grant. If a "change of control" of the Company occurs, the options become exercisable in full. For this purpose, "change of control" means: Deltic is no longer an independent publicly owned corporation or sells or disposes of all or substantially all of its assets; one third or more of the Company's incumbent Directors were not Directors three years earlier, or elected or nominated with the approval of a majority of the Directors who were in office three years earlier; or, a person becomes the beneficial owner of 15 percent or more of Deltic's voting power through a tender offer. The actual value, if any, of the stock options depends on whether the stock price at exercise is greater than the option price, as well as the recipient's continued employment through the applicable vesting period.

         /2/ The potential realizable value for all Stockholders represents the aggregate value at the expiration date of the stock options awarded in 2001 of all Common Stock outstanding as of February 15, 2001 (the date of awards of employee stock options) which then had a value of $284,955,837. The potential realizable value assumes the same rates of appreciation used to calculate the potential realizable value of shares subject to stock options summarized in the table. Such information is shown for comparison purposes only and does not represent an estimate or prediction of future Common Stock price.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUE TABLE

         There was one exercise of a replacement stock option during fiscal 2001. The following table summarizes the value at December 31, 2001, of all the shares subject to options granted to the named executives of the Company.

                    Shares        Value       Shares Underlying             Value of Unexercised
                 Acquired On    Realized     Unexercised Options           In-the-Money Options
                 Exercise (#)     ($)     Held at December 31, 2001      Held at December 31, 2001/(1)/
--------------------------------------------------------------------------------------------------------
  Name                                    Exercisable     Unexercisable  Exercisable    Unexercisable
                                                                              $               $
--------------------------------------------------------------------------------------------------------

Ron L. Pearce        831      $24,569     61,809           42,000        285,196        153,422

Clefton D. Vaughan                        41,421           27,500        131,414         99,978

W. Bayless Rowe                           31,500           24,500        164,975         89,044

David V. Meghreblian                       9,500           16,000         26,066         57,835

Jack R. McCray                            12,750           11,250         58,780         40,818

                                    (20)

          /1/ Represents the closing price for Deltic common stock on December 31, 2001 of $27.40 less the exercise price for all outstanding exercisable and unexercisable in-the-money stock options.

                                PERFORMANCE GRAPH
The following graph compares the cumulative total returns for Deltic's common stock, the Standard & Poor's Small Cap 600 Index and the Standard & Poor's Paper & Forest Products Index for the period January 2, 1997 (the first day of regular public trading of Deltic's common stock) through December 31, 2001. The Company believes because it does not own and operate paper manufacturing facilities and its market capitalization is significantly smaller than most firms included within the industry index, that it may in the future be able to determine a more appropriate industry peer group as more timber focused companies become publicly traded. The graph assumes an investment on January 2, 1997 of $100 in each of Deltic's common stock, the stocks comprising the Standard & Poor's Small Cap 600 Index and the stocks of the Standard & Poor's Paper & Forest Products Index, and that all paid dividends were reinvested.

                              [CHART APPEARS HERE]

                             CUMULATIVE TOTAL RETURN

                     Assumes $100 was invested on December 31,1996
                    Total return assumes monthly reinvestment of dividends.

                             01/02/1997 12/31/1997 12/31/1998 12/31/1999 12/31/2000 12/31/2001
Deltic Timber Corporation        100.00     127.67      96.09     104.25     115.14     133.47
S&P Small Cap 800                100.00     125.58     123.95     139.32     155.76     165.95
S&P Paper & Forest Products      100.00     107.22     109.35     152.90     125.21     128.21

                                    (21)

              COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid during a year to a public company's chief executive officer and its four other most highly compensated executive officers to $1,000,000 per individual, unless specified conditions are met. Certain performance-based compensation is not subject to the deduction limitation. The Company did not have nondeductible compensation expense during 2001 and is not expected to have such in 2002. Nevertheless, the Executive Compensation Committee intends to review this matter from time to time and, if appropriate and consistent with the Company's compensation philosophy, may recommend in the future that actions be taken to maximize the amount of compensation expense that is deductible to the Company.

                                RETIREMENT PLANS

          Effective upon the spin off, the Company established its retirement plans for its employees. The following table shows the estimated annual pension benefit payable, at age 65, under Deltic Timber Corporation's Retirement Plan at December 31, 2001 for the salary and length of service indicated. The amounts shown are subject to reduction for social security benefits.

                               PENSION PLAN TABLE

                                                             Years of Service
                  ----------------------------------------------------------------------------------------------------

Remuneration (1)         15               20                25               30               35              40
----------------  ----------------  ----------------  ----------------  --------------  --------------  --------------

  $  100,000        $  24,000        $  32,000         $  40,000        $  48,000        $  56,000        $  64,000
     150,000           36,000           48,000            60,000           72,000           84,000           96,000
     200,000           48,000           64,000            80,000           96,000          112,000          128,000
     250,000           60,000           80,000           100,000          120,000          140,000          160,000/(2)/
     300,000           72,000           96,000           120,000          144,000/(2)/     168,000/(2)/     192,000/(2)/
     350,000           84,000          112,000           140,000          168,000/(2)/     196,000/(2)/     224,000/(2)/
     400,000           96,000          128,000           160,000/(2)/     192,000/(2)/     224,000/(2)/     256,000/(2)/
     450,000          108,000          144,000/(2)/      180,000/(2)/     216,000/(2)/     252,000/(2)/     288,000/(2)/
     500,000          120,000          160,000/(2)/      200,000/(2)/     240,000/(2)/     280,000/(2)/     320,000/(2)/

         A portion of the benefits shown above would be paid under the Company's Supplemental Benefit Plan to the extent such benefits exceed legislative limitations.

         The credited years of service for Messrs. Pearce, Vaughan, Rowe, Meghreblian and McCray, are ten years, five years, twenty-four years, twelve years and twelve years respectively.

         /1/ During 2001, the maximum compensation limit for qualified retirement plans, as established by the Internal Revenue Service, was $170,000.

                                    (22)

         /2/ Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan. In 2001, the maximum benefit allowable was $140,000, and for 2002 the maximum benefit allowable is $160,000.

                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM 3 ON PROXY CARD)

         The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of its action in appointing KPMG LLP, Certified Public Accountants, as independent auditors of the Company for the year 2002. KPMG LLP has been serving as the Company's independent auditors for the past five years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders and such representatives will have an opportunity to make a statement if they desire to do so.

         In the event a majority of the stockholders voting should indicate they disapprove the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Board of Directors to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2002 will be permitted to stand unless the Board finds other good reason for making a change.

                          REPORT OF THE AUDIT COMMITTEE

         From its beginning as a public owned company at the end of 1996, the Company has had an Audit Committee composed entirely of nonemployee directors. All members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. In 2001, the Committee met five times. From its creation, our Audit Committee has followed the substance of the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees in its role of overseeing financial reporting and internal control matters. The Committee developed a written charter outlining the practices it follows which was approved and adopted by the Company's Board of Directors on April 27, 2000 and which was reviewed and reaffirmed by the Company's Board of Directors on April 26, 2001.

         During the year 2001, at each of its meetings, the Committee met with senior members of the Company's financial management team, including our internal auditor, the Company's General Counsel and our independent auditors. The Committee's agenda is established by the Committee's chairman. The Committee had private sessions, at each of its meetings, with the Company's independent auditors and, separately, with the internal auditor, at which candid discussions of financial management, accounting and internal control issues took place.

         The Committee recommended to the Board of Directors the engagement of KPMG LLP as our independent auditors and reviewed with the Company's financial managers, the

                                    (23)
independent auditors, and the internal auditor, overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

         Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

         The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2001 was compatible with the auditors' independence. Also, the Committee reviewed the Company's most critical accounting policies which are described in "Management's Discussions and Analysis" of financial condition and results of operations in the Company's annual report for 2001.

         In performing all of these functions, the Audit Committee acts only in an oversight capacity. While the Committee does not complete its review prior to the Company's public quarterly and annual announcements of financial results, it does review the financial results prior to filing formal reports with the Security and Exchange Commission. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

         In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                         Respectively Submitted,
                             Audit Committee

John C. Shealy, Chairman    Reverend Christoph Keller, III    O. H. Darling, Jr.
         R. Hunter Pierson, Jr.                  J. Thurston Roach

                                    (24)

                              AUDIT AND OTHER FEES

         For the year 2001, the Company paid KPMG LLP approximately $93,000 in audit fees and $130,000 in other fees inclusive of $13,000 of "audit related" other fees. The remainder of other fees paid during 2001 was for income tax consulting services, including returns for a former agricultural tax partnership, and amended returns to capture carryback losses and credits.

                    OTHER MATTERS TO COME BEFORE THE MEETING

         The Board of Directors does not know of any matters which will be brought before the 2001 annual meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment.

         The above Notice and Proxy Statement are sent by Order of the Board of Directors.

                                            W. Bayless Rowe
                                            Secretary

                                    (25)

                                   APPENDIX A

               DELTIC TIMBER CORPORATION 2002 STOCK INCENTIVE PLAN

         SECTION 1.                 Purpose.

         The Deltic Timber Corporation 2002 Stock Incentive Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

         SECTION 2.                 Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

         (b) "Award" shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

         (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

         (d)     "Board" shall mean the board of directors of the Company.

         (e)     "Change of Control" shall mean the first to occur of:

                    (i) an individual, corporation, partnership, group, associate or other entity or "person", as such term is defined in
         Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the "beneficial owner"
         (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

                    (ii) individuals who constitute the Board of Directors of the Company on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member

                                    (26)
         of the Incumbent Board. An "Approved Director", for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at last three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or "person" other than the Board.

                    (iii) the approval by the shareholders of the Company of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly- owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company. If any of the events enumerated in this subsection (iii) occurs, the Committee shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan.

                    (iv)    In addition to the events described in
         subsections (i), (ii) and (iii), it shall be a "Change of Control" for purposes hereof for any Participant principally employed in the business of a Designated Business Unit, as hereinafter defined, if an event described in subsections (i), (ii) or (iii) shall occur, except that for purposes of this subsection (iv), references in such subsections to the "Company" shall be deemed to refer to the Designated Business Unit in the business of which the Participant is principally employed. A change in Control described in this subsection
         (iv) shall apply only to a Participant employed principally by the affected Designated Business Unit. For purposes of this subsection
         (iv), "Designated Business Unit" shall mean those subsidiaries and any other business unit identified as a Designated Business Unit by the Committee from time to time.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Executive Compensation Committee designated by the Board shall be the Committee under the Plan.

                                    (27)

         (h) "Company" shall mean Deltic Timber Corporation, together with any successor thereto.

         (i) "Earnings Per Share" shall mean earnings per share calculated in accordance with Generally Accepted Accounting Principles.

         (j) "Executive Group" shall mean every person who is expected by the Committee to be both (i) a "covered employee" as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

         (k) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

         (l)      "Incentive Stock Option" shall mean an option granted under
Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

         (m) "Market Share" shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

         (n) "Net Revenue Per Employee" in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

         (o)     "Non-Qualified Stock Option" shall mean an option granted under
Section 6 that is not intended to be an Incentive Stock Option.

         (p) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         (q)     "Other Stock-Based Award" shall mean any right granted under
Section 9.

         (r) "Participant" shall mean an individual granted an Award under the Plan.

         (s)     "Performance Unit" shall mean any right granted under Section
8.

         (t)     "Restricted Stock" shall mean any Share granted under Section
7.

                                    (28)

         (u) "Restricted Stock Unit" shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

         (v) "Return On Common Equity" for a period shall mean net income less preferred stock dividends divided by total shareholders equity, less amounts, if any, attributable to preferred stock.

         (w) "Return On Net Assets" for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

         (x) "Revenue Growth" shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

         (y) "Plan" shall mean this Deltic Timber Corporation 2002 Stock Incentive Plan.

         (z) "Shares" shall mean shares of the common stock of the Company, $.01 par value.

         (aa) "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

         (bb) "Total Shareholder Return" shall mean the sum of the appreciation in the Company's stock price and dividends paid on the common stock of the Company over a given period of time.

         SECTION 3. Eligibility.

         (a) Any individual who is employed by the Company or any Affiliate, and any individual who provides services to the Company or any Affiliate as an independent contractor, including any officer or employee-director, shall be eligible to be selected to receive an Award under the Plan.

         (b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

                                    (29)

         (c) Directors who are not full-time or part-time officers or employees are eligible to receive Awards hereunder.

         (d) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

         SECTION 4. Administration

         (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the member of the Committee shall constitute a quorum.

         (b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards , or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

         SECTION 5. Shares Available for Awards.

         (a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be 1,800,000 shares.
Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and stock

                                    (30)
appreciation rights under the Plan in any calendar year that relate to more than 50,000 Shares and (ii) the maximum number of Shares with respect to which Awards may be made under Sections 7 and 9 is 180,000.

         (b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.

         (c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

         (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         (e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in
Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

         (f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

         SECTION 6. Options.

         The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                                    (31)

         (a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

         (b)     The term of each Option shall be fixed by the Committee.

         (c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

         (d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

         SECTION 7. Restricted Stock and Restricted Stock Units.

         (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

         (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, such time period shall consist of not less than 36 months.

         (c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

         (d) Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that

                                    (32)
a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

         SECTION 8. Performance Units.

         (a) The Committee is hereby authorized to grant Performance Units to Participants.

         (b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

         SECTION 9. Other Stock-based Awards

         The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

         SECTION 10. General Provisions Applicable to Awards

         (a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

         (b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                                    (33)

         (c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

         (d) Unless the Committee shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

         (e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (f) An Award (other than an option or stock appreciation right) to a member of the Executive Group may include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth,
(iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee or (vii) Market Share.

         (g) Unless specifically provided to the contrary in any Award Agreement, upon a Change of Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

                                    (34)

         SECTION 11. Amendment and Termination

         (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

         (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price of any Option established at the time of grant hereof.

         (c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

         (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

         SECTION 12. Miscellaneous.

         (a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of

                                    (35)
treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         (c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

         (e) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

                                    (36)

         SECTION 13. Effective Date of Plan.

         The Plan shall be effective as of the date of its approval by the stockholders of the Company.

         SECTION 14. Term of the Plan.

         No Award shall be granted under the Plan after the tenth anniversary of the effective date However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

                                    (37)

[DELTIC LOGO]

        Deltic Timber Corporation                          CONTROL NUMBER

                                                           Holder Account Number

Use a black pen. Print in                                  [ ] Mark this box
      -----                                                    with an X if you
CAPITAL letters inside the grey   [A B C]  [1 2 3]  [X]        have made changes
areas as shown in this example.                                to your name or
                                                               address details
                                                               above.

-------------------------------------------------------------------------------
Annual Meeting Proxy Card
-------------------------------------------------------------------------------

       PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE VOTING INSTRUCTIONS.


[A] Election of Directors
1.  The Board of Directors recommends a vote FOR each of the listed nominees.

                                     For           Withhold

01 - O. H. Darling, Jr.              [  ]            [  ]

02 - Rev. Christopher Keller, III    [  ]            [  ]

03 - R. Madison Murphy               [  ]            [  ]


[B] Issues
The Board of Directors recommends a vote FOR each of the listed Items.

                                                    For    Against    Abstain

2.  Approval of Deltic Timber Corporation 2002       [  ]     [  ]       [  ]
    Stock Incentive Plan.

3.  Ratify the appointment of KPMG LLP as auditors.  [  ]     [  ]       [  ]


[C] Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name or names appear hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give full title. Please return promptly.

Signature 1                 Signature 2                    Date (dd/mm/yyyy)
[                      ]    [                       ]      [      /   /       ]

-------------------------------------------------------------------------------
Proxy - Deltic Timber Corporation
-------------------------------------------------------------------------------

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 25, 2002

The stockholder(s) whose name(s) appears on the reverse side hereby appoints Robert C. Nolan and Ron L. Pearce, or each of them, as the stockholder's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Deltic Timber Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on April 25, 2002, at 10:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present.

      IMPORTANT - This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL
                                                                  ---
NOMINEES LISTED ON THE REVERSE SIDE, AND FOR ITEM 2. AND FOR ITEM 3.
                                         ---             ---

                                                     (Continued on reverse side)


                             YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.




Telephone Voting Instructions

You can vote by telephone! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy. Have this proxy card in hand when you call.

        To vote using the Telephone
        (within U.S. and Canada)

        . Call toll free 1-888-515-8274 from a touch tone telephone. There is NO CHARGE for this call.

        . Choose from one of the options listed below.

          Option 1: Enter the six-digit Control Number located below and then follow the voting instructions.

          Option 2: If you choose to vote on EACH proposal SEPARATELY, press 0 and follow the recorded instructions. Your vote selections will be repeated and you will have an opportunity to confirm them.

CONTROL NUMBER

If you vote by telephone Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone must be received by 12:00 midnight, Central Time, on April 24, 2002.
THANK YOU FOR VOTING